Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 1 to Form S-1 of our report dated September 8, 2010 relating to the financial statements, which appears in Fabrinet’s Annual Report on Form 10-K for the year ended June 25, 2010. We also consent to the reference to us under the heading “Expert” in such Registration Statement.

/s/ PricewaterhouseCoopers ABAS Ltd.

Bangkok, Thailand

February 28, 2011